Exhibit 8.1

TANTECH HOLDINGS LTD

List of Subsidiaries and Consolidated Affiliated Entities

Company Name	Country of Incorporation/Formation	Ownership

USCNHK Group Limited	Hong Kong	Wholly owned subsidiary of Tantech Holdings Ltd

EAG International Vantage Capitals Limited	Hong Kong	Wholly owned subsidiary of Tantech Holdings Ltd

Tantech Holdings (Lishui) Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of USCNHK Group Limited

Euroasia New Energy Automotive (Jiangsu) Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Shanghai Jiamu Investment Management Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Lishui Xincai Industrial Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Tantech Holdings (Lishui) Co., Ltd.

Zhejiang Tantech Bamboo Charcoal Co., Ltd	People’s Republic of China	Wholly owned subsidiary of Lishui Xincai Industrial Co., Ltd.

Lishui Jikang Energy Technology Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Lishui Xincai Industrial Co., Ltd.

Hangzhou Tanbo Technology Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Lishui Xincai Industrial Co., Ltd.

Zhejiang Tantech Bamboo Technology Co., Ltd	People’s Republic of China	Wholly owned subsidiary of Lishui Jikang Energy Technology Co., Ltd.

Hangzhou Wangbo Investment Management Co., Ltd.	People’s Republic of China	Consolidated affiliated variable interest entity controlled solely by Shanghai Jiamu Investment Management Co., Ltd.

Hangzhou Jiyi Investment Management Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Shanghai Jiamu Investment Management Co., Ltd.

Shangchi Automobile Co., Ltd. (previously called Suzhou Yimao E-Motors Co., Ltd.)	People’s Republic of China	51%-owned subsidiary of Hangzhou Wangbo Investment Management Co., Ltd., with the remaining equity interest of 19% and 30% owned, respectively, by Hangzhou Jiyi Investment Management Co., Ltd. and an unrelated third party.

Shenzhen Yimao New Energy Sales Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of Shangchi Automobile Co., Ltd.